Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.	Exhibit 10.3

Confidential

EXECUTION COPY

Contract Manufacturing Agreement
January 22, 2012

CONTRACT MANUFACTURING AGREEMENT
THIS MANUFACTURING SERVICES AGREEMENT (the "Agreement") made as of the 22nd day of January, 2012 (“Effective Date”)
B E T W E E N:
APP PHARMACEUTICALS, LLC,

1501 East Woodfield Road, Suite 300 East, Schaumburg, Illinois 6017, a corporation existing under the laws of the State of Delaware,
(hereinafter referred to as "APP"),
- and -
THE MEDICINES COMPANY
8 Sylvan Way, Parsippany, NJ 07054 a corporation existing under the laws of the State of Delaware (hereinafter referred to as "MDCO" and collectively with APP referred to herein as the “Parties,” or each separately, as a “Party.”).

RECITALS:

WHEREAS, MDCO wishes to have the Product manufactured, packaged, tested, and supplied to it by APP for commercial sales, and APP wishes to manufacture, package, test and supply to MDCO the Product for commercial sales, in accordance with the terms and conditions of this Agreement; and
WHEREAS, the Parties have agreed to enter into this Agreement to provide the terms and conditions governing the manufacture, packaging, testing and supply of the Product by APP.
NOW, THEREFORE, MDCO and APP agree as follows:

ARTICLE 1
INTERPRETATION

1.1	Definitions.

The following terms shall, unless the context otherwise requires, have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:
"Active Materials", “Active Pharmaceutical Ingredients” or “API” means the materials listed on Schedule C hereto;
"Affiliate" means with respect to any Party, any partnership, association, corporation, limited liability company, trust, or other legal entity, that is controlled by, controls, or is under common control with, that Party. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings;
"Annual Report" means the annual report as described in Title 21 of the United States Code of Federal Regulations, Section 314.81(b)(2);
"Annual Product Review Report" means the annual product review report as described in Title 21 of the United States Code of Federal Regulations, Section 211.180(e);

"Applicable Laws" means any statute, law, treaty, rule, code, ordinance, regulation, rule, by-law, judgment, decree or order that applies, as the context requires, to: (i) the Agreement; (ii) the performance of obligations or other activities related to the Agreement; and (iii) a party's Subcontractors (if any).
"Authority" means any governmental or regulatory authority, department, body or agency or any court, tribunal, bureau, commission or other similar body, whether federal, state, provincial, county or municipal;
“Batch Size” means the estimated batch size of the Product (measured in number of units of such Product) as set forth in Schedule A;
"Business Day" means any day other than a Saturday, Sunday or a day on which banks in New York, New York are authorized or required by law to close;
"cGMPs" means the current good manufacturing practices required by the FDA and set forth in the United States Food, Drug and Cosmetic Act or FDA regulations, policies or guidelines in effect at the time in question for the manufacture and testing of pharmaceutical materials, including as described in Parts 210 and 211 of Title 21 of the United States Code of Federal Regulations, all as updated, amended and revised from time to time;
“Capital Expenditures” means all out-of-pocket costs and expenses relating to upgrading or acquiring equipment at the Manufacturing Site directly related to, and necessary for, APP's provision of the Manufacturing Services, as set forth on Schedule E;
“Commercially Reasonable Efforts” shall mean, with respect to each Party, commercially reasonable efforts in accordance with such Party's business, legal, medical, and scientific judgment and in accordance with the efforts and resources such Party would use for a product owned by it or to which it has rights, which is of similar market potential, at a similar stage in its product life, taking into account the competitiveness of the market place, the proprietary position of the product, the regulatory structure involved, the potential for litigation or other disputes associated with such product, the intellectual property issues associated with such product, the profitability of the product and other relevant factors.
"Components" means, collectively, primary packaging components, raw materials and ingredients, required to be used in order to produce the Product in accordance with the Specifications, other than the Active Materials;
“Confidential Information” means all with respect to a Party, all information of any kind whatsoever (including without limitation, data, compilations, formulae, models, patent disclosures, procedures, processes, projections, protocols, results of experimentation and testing, specifications, strategies, and techniques), and all tangible and intangible embodiments thereof of any kind whatsoever (including without limitation, apparatus, compositions, documents, drawings, machinery, patent applications, records and reports), which is disclosed by such Party to the other Party or any of its Affiliates. Confidential Information shall also include the terms and existence of this Agreement and other agreements. Notwithstanding the foregoing, Confidential Information of a Party shall not include information which the other Party can establish by competent evidence (a) to have been publicly known prior to disclosure of such information by the disclosing Party to the other Party, (b) to have become publicly known, without fault on the part of the other Party, subsequent to disclosure of such information by the disclosing Party to the other Party, (c) to have been received by the other Party or one of its Affiliates free of an obligation of confidentiality at any time from a source, other than the disclosing Party, rightfully having possession of and the right to disclose such information free of an obligation of confidentiality, (d) to have been otherwise known by the other Party or any of its Affiliates prior to disclosure of such information by the disclosing Party to the other Party, or (e) to have been developed by the receiving Party after receipt of such information, and which the receiving Party can demonstrate through written documentation, was not developed through use of such information;
"Deficiency Notice" shall have the meaning ascribed thereto in Section 6.1(a);
"Delivery Date" means the date of delivery of the Product at the Manufacturing Site, as stated in the acceptance of the Firm Order by APP;
“Development Costs and Expenses” means all out-of-pocket costs and expenses relating to research and development for the manufacture of the Product for sale in the Territory, including costs and expenses related to analytical testing (e.g., outside laboratory expenses), process development costs including costs of process scale-up, validation costs, costs of stability studies, and processing and conversion costs of materials required for regulatory filings, as set forth on Schedule D.
“Disclosing Party” means the Party disclosing Confidential Information;
“Effective Date” means the date set forth in the introductory paragraph that is the commencement date of this Agreement after execution by both Parties;
"FDA" means the United States government agency known as the Food and Drug Administration (and any successor agency thereto);
“Firm Order” means a firm written order in the form of a purchase order or otherwise that has been received by APP;
“Initial Supply Term” means the period starting on the first date that all Regulatory Authorities approve MDCO to market Product in the Territory that is manufactured by APP at the Manufacture Site and ending on June 15, 2015;
"Intellectual Property" means any and all of the following, whether or not registered, in the United States and all other jurisdictions throughout the world: (i) Inventions and improvements thereto, and patents and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof); (ii) trademarks, service marks, trade dress, logos, domain names, rights of publicity, trade names and corporate names, and all goodwill associated therewith; (iii) copyrights, including all derivative works, moral rights, renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter provided by law, regardless of the medium of fixation or means of expression; (iv) computer software (including source code, object code, firmware, operating systems and specifications); (v) trade secrets and, whether or not confidential, business information (including pricing and cost information, business and marketing plans and customer and supplier lists) and know how; (vi) databases and data collections; (vii) any other type of intellectual property right; (viii) registrations and applications for registration of any of the foregoing; (ix) copies and tangible embodiments of any of the foregoing; and (x) rights to sue or recover and retain damages, costs and attorneys' fees for past, present or future infringement, misappropriation or violation of any of the foregoing;
"Invention" means any innovation, improvement, development, discovery, computer program, device, trade secret, method, know-how, process, technique or the like, whether or not written or otherwise fixed in any form or medium, regardless of the media on which it is contained and whether or not patentable or copyrightable;
"Inventory" means all inventories of Components and work-in-process produced or held by APP in connection with the manufacture of the Product but, for greater certainty, does not include the Active Materials;
"Know-How" means confidential and proprietary information related to the Product, including: manufacturing protocols and methods, the Product formulation, Product specifications, processes, analytical and processing techniques, Product and API samples, trade secrets, ideas, concepts, manufacturing formulae and information, and flow diagrams.
"Manufacturing Requirements" shall have the meaning ascribed thereto in Section 2.4;
"Manufacturing Services" means the manufacturing, packaging, quality control, quality assurance and stability testing, and related services, as contemplated in this Agreement, required to produce the Product from Active Materials and Components;
"Manufacturing Services Based Intellectual Property" means Intellectual Property generated or derived by APP or its Affiliate in the course of performing any Manufacturing Services or otherwise generated or derived by APP or its Affiliate in connection with the conduct of its business which Intellectual Property is not specific to, or dependent upon, MDCO's Active Material or Product including, without limitation, Inventions and Intellectual Property which may have application to manufacturing processes or the formulation or development of drug products, drug product dosage forms or drug delivery systems beyond the specific requirements of the Product.
"Manufacturing Site" means the APP's facility, which is located at [**];
“Marketing Authorization” means any federal, state, or local approvals, licenses, permits, applications, registrations or authorizations approved by, filed with, or submitted to any Authority, such as the FDA, including all Abbreviated New Applications and New Drug Applications;
"Minimum Run Quantity" means the minimum number of batches of the Product to be produced during the same cycle of manufacturing as set forth in Schedule A hereto;
“Party(ies)” means either APP or MDCO, or both, as the case may be;
"Price" means $[**] U.S. Dollars per vial, as adjusted pursuant to Article 4;
"Product" means 10 ml vials containing 250 mg of lyophilized bivalirudin for injection, currently marketed as Angiomax®;
"Quality Agreement" means the agreement to be entered into between the Parties hereto setting out the respective responsibilities of the Parties and the quality assurance standards in respect of the Manufacturing Services;
“Receiving Party” means the Party to whom Confidential Information is disclosed;
"Regulatory Authority" means any regulatory agency competent to grant marketing approvals for pharmaceutical products including the Product in the Territory, such as the FDA;
"Specifications" means the file and specifications for the Product, which is provided by MDCO to APP in accordance with the procedures listed in the Quality Agreement hereto and which contains documents relating to the Product, including, without limitation:

a)	specifications for Active Materials and Components;

b)	manufacturing specifications, directions and processes;

c)	storage requirements;

d)	all environmental, health and safety information relating to the Product including material safety data sheets; and

e)	the finished Product specifications, packaging specifications and shipping requirements for the Product.

all as updated, amended and revised from time to time by MDCO in accordance with the terms of this Agreement;
“Subsequent Supply Term” means the period starting on June 15, 2015 and ending on May 1, 2019;
"Technical Dispute" has the meaning specified in Section 12.2;
“Technology Transfer and Feasibility Activities” shall have the meaning specified in Section 2.1.
"Territory" means the United States of America and its possessions and territories;
"Third-Party Rights" means the Intellectual Property of any third party;
"Year" means, in the first year of this Agreement, the period from the Effective Date up to and including December 31 of the same calendar year, and thereafter shall mean a calendar year.

1.2	Currency.

Unless otherwise indicated, all monetary amounts are expressed in this Agreement in U.S. Dollars. References to $ will be references to U.S. Dollars.

1.3	Sections and Headings.

The division of this Agreement into Articles, sections, subsections and Schedules and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a Section or Schedule refers to the specified Section or Schedule to this Agreement. In this Agreement, the terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and not to any particular part, Section, Schedule or the provision hereof.

1.4	Interpretation.

Unless otherwise indicated to the contrary herein by the context or use thereof (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof, (ii) the word “including” means “including, but not limited to,” (iii) words importing the singular will also include the plural, and vice versa, and (iv) any reference to any federal, state, local, or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder.

1.5	Schedules.

The following Schedules are attached to, incorporated in and form part of this Agreement:
Schedule A    -    Minimum Run Quantity, and Price
Schedule B    -    Stability Testing Activities
Schedule C    -    Active Materials
Schedule D    -    Development Costs and Expenses
Schedule E        Capital Expenditures

ARTICLE 2
APP'S MANUFACTURING SERVICES
2.1Technology Transfer Activities.

Within [**] days of the Effective Date, and on an ongoing basis thereafter, MDCO will supply APP with the materials and documentation that are in MDCO's possession free of an obligation of confidentiality to a third party, which will include Know-How and any other knowledge, documentation and information that may be necessary or useful for APP to commercially manufacture the Product. The manufacture of the Product will be transferred to the Manufacturing Site according to a time schedule to be agreed upon between the Parties. In addition, APP agrees to initiate as soon as reasonably possible the technical transfer and feasibility activities necessary for the transfer of the commercial manufacture of the Product to the Manufacturing Site.

2.2	Supply.

For the Initial Supply Term, MDCO shall order at least [**] percent ([**]%) of its requirements for sale of Product in the Territory from APP and APP shall use Commercially Reasonable Efforts to supply MDCO all such amounts ordered (pro-rata for any non-full Year during the Initial Supply Term). For the Subsequent Supply Term, MDCO shall order at least [**] percent ([**]%) of MDCO's requirements for sale of Product in the Territory and APP shall use Commercially Reasonable Efforts to supply MDCO all such amounts ordered (pro-rata for any non-full Year during the Subsequent Supply Term); [**]. In addition, APP shall supply Product to MDCO for resale to APP, under the terms of an AG Supply Agreement being entered into by the Parties contemporaneously herewith (the “AG Supply Agreement”).

2.3Manufacturing Services.

APP shall provide the Manufacturing Services for the Territory, as specified in Schedules A and B. APP and MDCO agree that for all Product supplied to MDCO pursuant to this Agreement:

a)	Conversion of Active Materials and Components. APP shall convert Active Materials and Components into the Product.

b)	Quality Control and Quality Assurance. APP shall perform the quality control and quality assurance testing specified in the Quality Agreement.

c)	Components. APP shall purchase and test all Components as specified by the Specifications and per the Quality Agreement.

d)	Stability Testing. APP shall conduct stability testing on the Product in accordance with the protocols set out in the Specifications and during the time periods specified in Schedule B.

e)
Product Rejection for Finished Product Specification Failure. If the non-conforming Product results from APP's failure to perform the Manufacturing Services in accordance with the Manufacturing Requirements, then MDCO shall not be required to pay APP the applicable fee per unit for such non-conforming Product.

f)
Batch Numbering. Each batch of the Product manufactured by APP will bear a unique lot number using APP's batch numbering system. This number will appear on all documents relating to the particular batch of Product and shall identify the date of manufacture for the batch of Product.

g)
Active Materials and MDCO Supplied Components Importing.  At least [**] days prior to the scheduled production date, MDCO shall furnish to APP, EXW (Incoterms 2010) at Manufacturing Site, the Active Materials in such quantities as are necessary to enable APP to manufacture the desired quantities of Product on the requested delivery date. If such Active Materials are not received [**] days in advance, APP will be entitled to delay shipments of Product caused by the re-scheduling of production by the same number of days as the delay in receipt of such Active Materials. All shipment of Active Material shall be accompanied by certificate(s) of analysis from the Active Material manufacturer confirming the identity, purity and compliance with the Active Material Specifications.

2.4	Standard of Performance.

APP shall provide the Manufacturing Services in accordance with (i) the Specifications; (ii) any other terms and conditions provided in the Quality Agreement; (iii) the cGMPs and any other applicable legal requirements as specified by any Regulatory Authority. APP's responsibilities and obligations with respect to the manufacture of the Product as set forth in this Section 2.4 are herein referred to as the "Manufacturing Requirements".

2.5	Subcontractors.

MDCO hereby agrees that APP may subcontract to an Affiliate any Manufacturing Services under this Agreement provided that APP identifies in writing the Affiliate and the Manufacturing Services to be provided and MDCO consents in writing, such consent not to be unreasonably withheld by MDCO (such a subcontractor, herein a “Subcontractor.”) It is understood that APP shall enter into an agreement with its Affiliate that contains confidentiality and non-use terms similar to and at least as strict as those set forth in Article 11 of this Agreement, as well as any other terms necessary to ensure that APP meets its obligations under this Agreement. For the avoidance of doubt, the subcontracting of any Services hereunder by APP shall not relieve APP of, and APP shall remain solely liable for, its obligations under this Agreement.
2.6Supply Interruption.

a)
In the event that (i) APP is past due in its obligations to supply Product to MDCO in accordance with APP's obligations under this Agreement for [**] days or more; or (ii) APP fails to confirm any forecast or Firm Order because of its inability to timely supply at least [**] percent ([**]%) of the amount forecasted therein, including as may be attributed to a Force Majeure Event pursuant to Section 13.7 but excluding as may be attributed to the failure of MDCO to comply with its obligations under this Agreement (including but not limited to the failure to supply Active Materials) (individually or collectively a "Supply Interruption"), it is agreed by the Parties that MDCO, in its discretion, may cancel any and all Firm Orders for Product outstanding at the commencement of a Supply Interruption by providing written notice to APP, and MDCO may also, in its discretion, suspend providing further forecasts and Firm Orders to APP until a Recommencement Date (defined below). Following a Supply Interruption and until a Recommencement Date, it is agreed by the Parties that MDCO, in its discretion, may be supplied by a secondary supplier with Product to meet MDCO's full requirements of Product. All amounts of Product supplied by a secondary supplier to MDCO during a Supply Interruption (including all amounts forecasted or ordered before a Recommencement Date, regardless if whether delivered after a Recommencement Date) shall be credited toward MDCO's obligation under Section 2.2 to purchase a percentage amount, as applicable, of its requirements from APP and shall be treated as if such amounts of Product had been supplied from APP.

b)
APP shall provide MDCO with written notice of its ability to resume supply (the "Recommencement Notice"), if APP is able to resume timely supply of Product. The Recommencement Notice must: (i) list the date on which APP will be able to resume its supply obligations; and (ii) include a statement of APP's ability to resume such obligations by that date which describes in reasonable detail what problems have been rectified and include a representation (which will be deemed a APP representation under this Agreement) that APP is able to fulfill its supply obligations under this Agreement. Unless otherwise agreed to in writing by MDCO and APP, MDCO shall resume purchasing its requirements for the Product from APP, as set forth in Section 2.2, commencing on the later of (i) [**] days from MDCO's receipt of the Recommencement Notice, and (ii) [**] (the "Recommencement Date").

c)
In the event that (i) a Supply Interruption exists for more than [**], (ii) [**] or more Supply Interruptions occur within any [**] month period, or (iii) [**] or more Supply Interruptions occur in any [**] period during the term of the Agreement, it is agreed by the Parties that MDCO's obligation under Section 2.2 to purchase a percentage amount, as applicable, of its requirements from APP shall immediately and permanently terminate.

ARTICLE 3
MDCO'S OBLIGATIONS
3.1Payment.

Pursuant to the terms of this Agreement, MDCO shall pay APP the Price for each Product during the term of this Agreement. For the purpose of clarity, the Price includes all payment to APP for the Manufacturing Services.
3.2Development Costs and Expenses.

MDCO shall reimburse APP for the Development Costs and Expenses actually spent or incurred by APP during the term of this Agreement that are listed on Schedule D; provided that MDCO shall not pay APP more than [**] U.S. Dollars ($[**]) pursuant to this Section 3.2. MDCO will not reimburse APP for expenses incurred by APP before the Effective Date. APP shall invoice MDCO for Development Costs and Expenses within [**] days of being spent or incurred by APP and MDCO shall pay all such invoices within [**] days of the date thereof.
3.3Capital Expenditure Reimbursement.

MDCO shall reimburse APP for the Capital Expenditures actually spent or incurred by APP during the term of this Agreement that are listed on Schedule E; provided that MDCO shall not pay APP more than [**] U.S. Dollars ($[**]) pursuant to this Section 3.3. MDCO will not reimburse APP for expenses incurred by APP before the Effective Date. APP shall invoice MDCO for Capital Expenditures within [**] days of being spent or incurred by APP and MDCO shall pay all such invoices within [**] days of the date thereof.
3.4Active Materials.

MDCO shall at its sole cost and expense, deliver the Active Materials to APP (in accordance with Section 2.2(g)) in sufficient quantities and at such times to facilitate the provision of the Manufacturing Services by APP. The Active Materials shall be held by APP on behalf of MDCO in accordance with the Specifications, with any other label and invoice instructions given by MDCO from time to time in accordance with this Agreement and with the current GMPs. Title to the Active Materials shall at all times belong to and remain the property of MDCO. Any Active Materials received by APP shall only be used by APP to provide the Manufacturing Services.

ARTICLE 4
PRICING
4.1Initial Adjustments.

During the Initial Supply Period, APP shall be entitled to an adjustment equal to [**] percent ([**]%) of the Price no more than once per Year.
4.2Subsequent Adjustments.

The Price for the Product during any Year subsequent to [**], shall be determined in accordance with the following: APP shall be entitled to an adjustment to the Price in respect of the Product to reflect inflation, which adjustment shall be based on the annual change in the Producer Price Index applicable to pharmaceutical preparations published by the U.S. Bureau of Labor Statistics, Department of Labor (or any applicable successor index to be agreed to by the Parties in good faith in the event of the discontinuation of same) over the prior twelve (12) month period, provided that such adjustment is not greater than [**] percent ([**]%). In connection with such Price adjustment, three (3) months prior to the effective date of the adjusted Price, APP shall deliver to MDCO a statement outlining the percentage change in the Producer Price Index upon which such price adjustment is based. The adjusted prices shall be effective as of January 1 of the same Year in which the adjustment is required and shall be applied to all Firm Orders on or after January 1.

ARTICLE 5
ORDERS, SHIPMENT, INVOICING, PAYMENT

5.1	Orders and Forecasts.

a)
Rolling Forecasts. Following the execution of this Agreement, MDCO shall provide APP with a written non-binding [**] month forecast of the volume of Product that MDCO then anticipates will be required to be produced and delivered to MDCO, beginning with the Initial Supply Term during each month of that [**] month period. At the commencement of the Initial Supply Term, such forecast will be updated by MDCO monthly on or before the [**] day of each calendar month on a rolling [**] month basis and updated forthwith upon MDCO determining that the volumes contemplated in the most recent of such forecasts has changed by more than [**] percent ([**]%). The most recent [**] month forecast shall prevail. Within [**] days or receipt of a forecast, APP shall confirm its ability to timely supply MDCO with the Product specified in such forecast.

b)
Firm Orders. The first [**] months of the initial rolling forecast shall constitute a Firm Order upon receipt by APP. Thereafter, on or before the [**] day of each calendar month, MDCO shall issue Firm Orders for Manufacturing Services in respect of the Product to be produced and delivered to MDCO on a date not less than [**] months from the first day of the calendar month immediately following the date that the Firm Order is submitted. Such Firm Orders submitted to APP shall specify MDCO's Manufacturing Services purchase order number, quantities by Product type, monthly delivery schedule and any other elements necessary to ensure the timely production and shipment of the Product. The quantities of Product ordered in such written orders shall be firm and binding on MDCO and shall not be subject to reduction by MDCO. Within [**] days of receipt of a Firm Order, APP shall confirm its ability to timely supply MDCO with the Product specified in Firm Order.

c)
APP will deliver the ordered batch(es) of Product by the Delivery Date and shall promptly alert MDCO, in writing, of any delay that may affect such Delivery Date. Should a delay in delivery occur, APP will develop and carry out a remedial plan with MDCO to help prevent further possible late deliveries.

d)
APP and MDCO will develop, establish and review appropriate key performance indicators (KPI's) during the term of this Agreement to assess and improve the ongoing effectiveness of the Manufacturing Services. These KPI's will be reviewed on a quarterly basis. The KPI's should be agreed upon by both Parties, but should, at a minimum, include production yields for Product lots, on time delivery and batch record cycle review.

5.2	Minimum Orders.

MDCO may only order Manufacturing Services in respect of batches of Product in multiples of the Minimum Run Quantities as set out in Schedule A.

5.3	Shipments.

Shipments of Product shall be made EXW (Incoterms 2010) MDCO's designated facility, unless otherwise mutually agreed. Product shall be transported in accordance with the Specifications.

5.4	Invoices and Payment.

Invoices shall be sent by email to the accounts payable email address provided by MDCO. Invoices will be sent, by APP to MDCO, at the time the Product is shipped to MDCO. Disputes regarding the amount of the invoices will not suspend MDCO's payment obligations. Each such invoice shall, to the extent applicable, identify MDCO's Manufacturing Services purchase order number, Product numbers, names and quantities, unit price, freight charges and the total amount to be remitted by MDCO. MDCO shall pay all such invoices within [**] days of the date thereof.

ARTICLE 6
PRODUCT CLAIMS AND RECALLS

6.1	Product Claims.

a)
Product Claims. MDCO has the right to reject any portion of any shipment of Product that deviates from the Manufacturing Requirements without invalidating any remainder of such shipment. MDCO shall inspect the Product manufactured by APP upon receipt thereof and shall give APP written notice (a "Deficiency Notice") of all claims for Product that deviate from the Manufacturing Requirements within [**] days after MDCO's receipt thereof (or, in the case of any defects not reasonably susceptible to discovery upon receipt of the Product, within [**] days after discovery thereof by MDCO, but in no event after the earlier of (i) expiration date of the Product or (ii) the statute of limitations applicable to contract actions as applied pursuant to Section 13.15). Should MDCO fail to provide APP with the Deficiency Notice within the applicable [**] day period, then the delivery shall be deemed to have been accepted by MDCO on the [**] day after delivery or discovery, as applicable. Except as set out in Section 6.2, APP shall have no liability for any deviations for which it has not received notice within the applicable [**] day period.

b)
Determination of Deficiency. Upon receipt of a Deficiency Notice, APP shall have [**] days to advise MDCO by notice in writing that it disagrees with the contents of such Deficiency Notice. If MDCO and APP fail to agree within [**] days after APP's notice to MDCO as to whether any Product identified in the Deficiency Notice deviate from the Manufacturing Requirements, then the Parties shall mutually select an independent laboratory to evaluate if the Product deviate from the Manufacturing Requirements. Such evaluation shall be binding on the Parties, and if such evaluation certifies that any Product deviate from the Manufacturing Requirements, MDCO may reject those Product in the manner contemplated in this Section 6.1. In that event the evaluation costs will be borne by APP, otherwise MDCO will be responsible for the evaluation costs. If such evaluation does not so certify in respect of any such Product, then MDCO shall be deemed to have accepted delivery of such Product on the [**] day after delivery (or, in the case of any defects not reasonably susceptible to discovery upon receipt of the Product, on the [**] day after discovery thereof by MDCO, but in no event after the expiration date of the Product).

c)	Shortages and/or damaged Product. Claims for shortages in the amount of Product shipped by APP and/or damages to Product delivered by APP shall be dealt with as may be reasonably agreed to by the Parties, consistent with the circumstances pertaining to the Product shortage or damage.

6.2	APP's Responsibility for Defective and Recalled Product.

a)
Defective Product. In the event MDCO rejects Product in accordance with Section 6.1 and the deviation is determined to have arisen from APP's failure to provide the Manufacturing Services in accordance with the Manufacturing Requirements, APP will credit MDCO's account for APP's invoice price for such defective Product. If MDCO shall have previously paid for such defective Product, APP shall promptly, at MDCO's election, either: (i) refund the invoice price for such defective Product; (ii) offset such amount against other amounts due to APP hereunder; or (iii) replace such Product with conforming Product without MDCO being liable for payment therefor under Section 3.1, contingent upon the receipt from MDCO of all Active Materials required for the manufacture of such replacement Product. For greater certainty, APP's responsibility for any loss of Active Materials in connection with defective Product shall be captured under Section 10.1.

b)
Recalled Product. To the extent that a recall or return results from, or arises out of, a failure by APP to provide the Manufacturing Services in accordance with the Manufacturing Requirements, APP shall be responsible for the documented out-of-pocket expenses of such recall or return and shall use its Commercially Reasonable Efforts to replace the recalled or returned Product with new Product, contingent upon the receipt from MDCO of all Active Materials required for the manufacture of such replacement Product. For greater certainty, APP's responsibility for any loss of Active Materials in connection with recalled or returned Product shall be captured under Section 10.1. In the event that APP is unable to replace the recalled or returned Product (except where such inability results from a failure to receive the required Active Materials), then, upon MDCO's request, APP shall reimburse MDCO for the price that MDCO paid to APP for Manufacturing Services in respect of the affected Product. In all other circumstances, recalls, returns or other corrective actions shall be made at MDCO's cost and expense.

APP shall have no obligation for any product claims under Sections 6.1 or 6.2 to the extent such product claim (i) is caused by deficiencies with respect to the Specifications, the safety, efficacy or marketability of the Product or any distribution thereof, (ii) results from a defect in a Component that is not reasonably discoverable by APP using the test methods set forth in the Specifications, (iii) results from a defect in the Active Materials supplied by MDCO that is not reasonably discoverable by APP using the test methods set forth in the Specifications, (iv) is caused by actions of third parties occurring after such Product is shipped by APP pursuant to Section 5.3, (v) is due to packaging or labeling defects or omissions for which APP has no responsibility, (vi) is due to any unascertainable reason despite APP's having met the Manufacturing Requirements, or (vii) is due to any other breach by MDCO of its obligations under this Agreement.

6.3	Disposition of Defective or Recalled Product.

MDCO shall not dispose of any damaged, defective, returned or recalled Product in relation to which it intends to assert a claim against APP without APP's prior written authorization to do so. Alternatively, APP may instruct MDCO to return such Product to APP. APP shall bear the cost of disposition with respect to any damaged, defective, returned or recalled Product in relation to which it bears responsibility under Sections 6.1 or 6.2 hereof. In all other circumstances, MDCO shall bear the cost of disposition, including all applicable fees for Manufacturing Services, with respect to any damaged, defective, returned or recalled Product.
6.4Healthcare Provider or Patient Questions and Complaints.

MDCO shall have the sole responsibility for responding to questions and complaints from its customers. Questions or complaints received by APP from MDCO's customers, healthcare providers or patients shall be promptly referred to MDCO. APP shall co-operate as reasonably required to allow MDCO to determine the cause of and resolve any such questions and complaints. Such assistance shall include follow-up investigations, including testing. In addition, APP shall provide MDCO with all mutually agreed upon information that will enable MDCO to respond properly to questions or complaints relating to the Product as provided in the Quality Agreement. Unless it is determined that the cause of any such complaint resulted from a failure by APP to provide the Manufacturing Services in accordance with the Manufacturing Requirements, all costs incurred in respect of this Section 6.4 shall be borne by MDCO. In the event that the cause of the complaint is attributable to a failure by APP to provide the Manufacturing Services in accordance with the Manufacturing Requirements, such Product shall be deemed to be defective product as set forth in Section 6.2(a); and, MDCO shall be entitled to compensation and reimbursement by APP for such defective product in accordance with the provisions of Sections 6.1, 6.2 and 10.2.

ARTICLE 7
CO-OPERATION

7.1	Quarterly Review.

Each Party shall forthwith upon execution of this Agreement appoint one of its employees to be a relationship manager responsible for liaison between the Parties. The relationship managers shall meet not less than quarterly to review the current status of the business relationship and manage any issues that have arisen.

7.2	Access & Audits.

APP will provide MDCO with reasonable access at mutually agreeable times and during regular business hours to the areas of the Manufacturing Site in which the Product is manufactured, stored, handled or shipped to permit MDCO to verify that the Manufacturing Services are being performed in accordance with the Manufacturing Requirements. But, with the exception of “for-cause” audits, MDCO will be limited each Year to one cGMP-type audit, lasting no more than [**] days, and involving no more than [**] auditors. MDCO may request additional cGMP-type audits, additional audit days, or the participation of additional auditors, which will be subject to APP's consent, not to be unreasonably withheld, delayed or conditioned. The right of access provided in this Section 7.2 will not include a right to access or inspect APP's financial records.

7.3	Reports.

APP will supply on an annual basis all Product data in its control, including release test results, complaint test results, and all investigations (in manufacturing, testing and storage), that MDCO reasonably requires in order to complete any filing under any applicable regulatory regime, including any Annual Report that MDCO is required to file with the FDA, or other applicable competent Regulatory Authority.

7.4	Regulatory Authority Filings.

MDCO shall own, and is solely responsible for maintaining any Marketing Authorization necessary for the marketing of the Product in the Territory and any relevant costs shall be borne by MDCO. For the avoidance of doubt, MDCO shall be responsible for, and shall promptly reimburse APP for, all reasonable costs and expenses incurred by or on behalf of APP or its supply contractors in connection with the implementation of any changes to the Product and/or Product Specifications that are requested by MDCO or any Authority, or are necessary to comply with such requests.

ARTICLE 8
TERM AND TERMINATION

8.1	Term.

This Agreement shall become effective as of the Effective Date and shall continue until the end of the Subsequent Supply Term (the "Initial Term"), unless terminated earlier by one of the Parties in accordance herewith. This Agreement shall continue after the Initial Term at MDCO's sole option and discretion for an additional term of two (2) years. MDCO will provide APP notice within ninety (90) days of the end of the Subsequent Supply Term on whether the term of the Agreement will be extended for the additional two (2) year term. Thereafter this Agreement shall automatically terminate unless either Party gives written notice to the other Party of its intention to renew this Agreement at least eighteen (18) months prior to the end of the then current term, which renewal will be subject to both Parties' agreement. Notwithstanding anything herein to the contrary, except as to a termination of this Agreement under Sections 8.2(a) by MDCO for APP's breach, or Section 8.2(c), in the event this Agreement terminates during or before a period when MDCO is to supply authorized generic product to APP pursuant to the AG Supply Agreement, this Agreement shall remain in effect solely with respect to, and to allow for, the supply of such authorized generic product to APP pursuant to the AG Supply Agreement.

8.2	Termination for Cause.

a)
Either Party, at its sole option, may terminate this Agreement upon written notice in circumstances where the other Party has failed to remedy a material breach of any of its representations, warranties or other obligations under this Agreement within sixty (60) days following receipt of a written notice (the "Remediation Period") of said breach that expressly states that it is a notice under this Section 8.2(a) (a "Breach Notice"). If the material breach by its nature is not curable, the non-breaching Party shall have the right to terminate this Agreement with immediate effect by giving the breaching Party notice of any such non-curable breach, specifying such non-curable breach in reasonable detail and stating that it terminates this Agreement, such termination right to be exercised within a period of thirty (30) days following the date as of which the terminating Party receives knowledge of any such breach.

b)
Either Party at its sole option may immediately terminate this Agreement upon written notice, but without prior advance notice, to the other Party in the event that: (i) the other Party is declared insolvent or bankrupt by a court of competent jurisdiction; (ii) a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by such other Party; or (iii) this Agreement is assigned by such other Party for the benefit of creditors.

c)
MDCO may terminate this Agreement upon thirty (30) days' prior written notice in the event that any Authority takes any action, or raises any objection, that prevents MDCO from purchasing or selling such Product in the Territory.

d)
In the event that a generically labeled Product is marketed in the Territory by a third party or APP, MDCO may seek to adjust the Price and supply quantities of Product manufactured pursuant to this Agreement. In the event the Parties can not reach mutually agreeable pricing and supply quantities, MDCO shall have the right to terminate this Agreement upon ninety (90) days' prior written notice to APP.

8.3Product Discontinuation.

MDCO shall provide at least [**] months advance notice if it intends to no longer order Manufacturing Services for the Product due to discontinuance in its marketing. In the event MDCO subsequently decides to reintroduce and market the Product in the Territory, MDCO shall be obligated to offer APP the right of first refusal to provide the Manufacturing Services under the terms of this Agreement.

8.4	Obligations on Termination.

If this Agreement is completed, expires or is terminated in whole or in part for any reason, then (in addition to any other remedies APP may have in the event of default by MDCO):

a)	MDCO shall take delivery of and pay for all undelivered Product that are manufactured pursuant to a Firm Order, at the price in effect at the time the Firm Order was placed;

b)
MDCO shall purchase, at APP's cost (including all costs incurred by APP in connection with the purchase and handling of such Inventory), the Inventory applicable to the Product that cannot reasonably be used for other Product produced by APP, that was purchased, produced or maintained by APP in contemplation of filling Firm Orders or in accordance with Section 5.1 prior to notice of termination being given;

c)	MDCO shall satisfy the purchase price payable pursuant to APP's orders with suppliers of Components, provided such orders were made by APP in reliance on Firm Orders;

d)
APP shall return to MDCO all unused Active Materials, retains and samples (with shipping and related expenses, if any, to be borne by MDCO) and MDCO shall be obligated to maintain any stability protocols set out in the Specifications; and

e)	MDCO shall pay any amounts due under the provisions of this Section 8.4 within [**] days of the date of termination or expiry of this Agreement.

Any termination or expiration of this Agreement shall not affect any outstanding obligations or payments due hereunder prior to such termination or expiration, nor shall it prejudice any other remedies that the Parties may have under this Agreement. For greater certainty, termination of this Agreement for any reason shall not affect the obligations and responsibilities of the Parties pursuant to Articles 1, 8, 9, 10, 11, 12, and 13 and Sections 6.2, 6.3, and 6.4, all of which survive any termination.

ARTICLE 9
REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1	Authority.

Each Party covenants, represents and warrants that it has the full right and authority to enter into this Agreement, and that it is not aware of any impediment that would inhibit its ability to perform its obligations hereunder.

9.2	Product Warranties.

APP covenants, represents and warrants that it shall perform the Manufacturing Services in accordance with the Manufacturing Requirements.

9.3	Debarred Persons.

APP covenants that it will not in the performance of its obligations under this Agreement use the services of any person debarred or suspended under 21 U.S.C. §335(a) or (b), or any analogous law or regulation. APP represents that it does not have at the execution date of this Agreement, and covenants that it will not hire, as an officer or an employee any person who has been convicted of health care fraud or a felony under the laws of the United States for conduct relating to the regulation of any drug product under the 21 U.S.C. § 301 et seq. If any of APP or APP's Affiliate directors, officers, employees, agents, representatives or advisors, who perform services under this Agreement is debarred or receives notice of an action or threat of action of debarment, APP shall immediately notify MDCO of same and shall take all the appropriate disciplinary actions against the individuals responsible for the activity which constitutes cause for debarment. MDCO shall be entitled to terminate this Agreement pursuant to Section 8.2(a) in the event of debarment of APP or its Affiliates.

9.4	No Warranty.

APP MAKES NO WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, BY FACT OR LAW, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT. APP MAKES NO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF MERCHANTABILITY WITH RESPECT TO THE PRODUCT.

ARTICLE 10
REMEDIES AND INDEMNITIES

10.1	Active Materials.

In the event the Active Materials are damaged or lost due to the failure of APP to provide the Manufacturing Services in accordance with the Manufacturing Requirements, APP shall be responsible for any loss or damage to the Active Materials.

10.2	APP.

APP and its Affiliates agree to defend, indemnify and hold MDCO, its officers, employees and agents harmless against any and all losses, damages, costs, claims, demands, judgments and liability to, from and in favour of third parties resulting from, or relating to any claim of personal injury or property damage, to the extent that such injury or damage is the result of: (i) a breach of this Agreement by APP, including, without limitation, any representation or warranty contained herein, or (ii) APP's gross negligence or wilful misconduct in performing the Manufacturing Services in accordance with the Manufacturing Requirements, except to the extent that any such losses, damages, costs, claims, demands, judgments and liability are due to the gross negligence or wrongful act(s) of MDCO, its officers, employees or agents or Affiliates.
In the event of a claim, MDCO shall: (a) promptly notify APP of any such claim; (b) use commercially reasonable efforts to mitigate the effects of such claim; (c) reasonably cooperate with APP in the defence of such claim; (d) permit APP to control the defence and settlement of such claim, all at APP's cost and expense.

10.3	MDCO.

MDCO agrees to defend, indemnify and hold APP, its Affiliates, officers, employees and agents harmless against any and all losses, damages, costs, claims, demands, judgments and liability to, from and in favour of third parties resulting from, or relating to any claim of personal injury or property damage to the extent that such injury or damage is the result of: (i) a breach of this Agreement by MDCO, including, without limitation, any representation or warranty contained herein, or (ii) any personal injury (including death) or property damage caused by the Product, except to the extent that any such losses, damages, costs, claims, demands, judgments and liability are (i) due to the gross negligence or wrongful act(s) of APP, its officers, employees or agents, or (ii) subject to APP's indemnification under Section 10.2 of this Agreement or Section 8.2 of the AG Supply Agreement.
In the event of a claim, APP shall: (a) promptly notify MDCO of any such claims; (b) use commercially reasonable efforts to mitigate the effects of such claim; (c) reasonably cooperate with MDCO in the defence of such claim; (d) permit MDCO to control the defence and settlement of such claim, all at MDCO's cost and expense.

10.4	Reasonable Allocation of Risk.

The provisions of this Agreement (including, without limitation, this Article 10) are reasonable and create a reasonable allocation of risk having regard to the relative profits the Parties respectively expect to derive from the Product, and that APP, in its fees for the provision of the Manufacturing Services, has not accepted a greater degree of the risks arising from the manufacture, distribution and use of the Product, based on the fact that MDCO has developed and holds the marketing approval for the Product and requires APP to manufacture the Product strictly in accordance with the Specifications, and that MDCO and not APP is in a position to inform and advise potential users of the Product as to the circumstances and manner of use of the Product.

ARTICLE 11
CONFIDENTIALITY
In consideration for and as a condition to the Parties furnishing to one another access to Confidential Information, the Parties agree as follows:

11.1
The Party receiving the other Party's Confidential Information (the “Receiving Party”) acknowledges the confidential and proprietary nature of the Confidential Information, agrees to hold and keep the same as provided in this Agreement.

11.2	The Receiving Party agrees that the disclosure of Confidential Information will be made to it in confidence and that:

a)	The Receiving Party agrees to keep Confidential Information as confidential and secret.

b)
The Receiving Party agrees to restrict access to the Confidential Information to its employees and representatives to whom such disclosure is necessary to further the purpose of this Agreement solely on a need-to-know basis and shall ensure that such Persons treat such Confidential Information in a manner consistent with the terms of this Article 11. The Receiving Party shall be liable for failure of its employees and representatives to treat such Confidential Information in a manner consistent with the terms of this Article 11.

c)
The Receiving Party agrees to notify the Party disclosing any Confidential Information (the “Disclosing Party”) in writing of any misuse or misappropriation of the Confidential Information which may come to its attention.

d)
The Receiving Party may disclose the Confidential Information to the extent such disclosure is required by law or by court, provided, however, the Receiving Party shall provide prompt written notice to the Disclosing Party of such requirement so that the Disclosing Party may seek a protective order or other appropriate remedy. In the event that no such protective order or other remedy is obtained, the Receiving Party agrees to disclose only that portion of the Confidential Information that the Receiving Party is legally compelled or is otherwise required to disclose; provided, however, that the Receiving Party shall exercise all reasonable efforts to obtain confidential treatment for such Confidential Information.

e)	The Receiving Party agrees to use the Confidential Information only in connection with the purpose of this Agreement.

f)
Upon written request of the Disclosing Party or the termination of this Agreement, the Receiving Party shall, at the Receiving Party's discretion, promptly either destroy all Confidential Information and any and all photocopies, tapes or other forms of subject material transcribed by the Receiving Party and notify the Disclosing Party of such destruction, or return all Confidential Information to the Disclosing Party, as the case may be; provided, however, that the Receiving Party shall have the right to retain one copy of any Confidential Information solely for the purpose of and to the extent necessary to comply with legal requirements.

g)
The Receiving Party agrees that any and all Confidential Information disclosed to the Receiving Party or its Affiliates in preliminary discussions or agreements with the Disclosing Party prior to the execution and delivery of this Agreement shall be subject to all the terms and conditions of this Article 11 to the same extent and as fully as if this Agreement had been in full force and effect on the date such Confidential Information was obtained by the Receiving Party or its Affiliates, or their employees or representatives.

h)	The Receiving Party agrees that the obligations of the Receiving Party set forth in this Article 11 are necessary and reasonable in order to protect the Disclosing Party and its business.

11.3
Anything to the contrary herein notwithstanding, the confidentiality obligations set forth in this Article 11 shall survive the expiration or termination of this Agreement for a period of [**] years following such expiration or termination.

11.4
All publicity, press releases and other announcements relating to this Agreement or the transactions contemplated hereby shall be reviewed in advance by, and shall be subject to the written approval of, both Parties, such approval not to be unreasonably withheld or delayed. Notwithstanding the foregoing, each Party shall be entitled to make such announcements relating to this Agreement as such Party reasonably determines is required to comply with any law or regulation requiring such announcements, including any applicable rule or regulation of any securities exchange on which the applicable Party's (or its Affiliate's) securities are listed.

ARTICLE 12
DISPUTE RESOLUTION

12.1	Commercial Disputes.

In the event of any dispute arising out of or in connection with this Agreement (other than a dispute determined in accordance with Section 6.1(b) or a Technical Dispute), the Parties shall first try to solve it amicably. In this regard, either Party may send a notice of dispute to the other, and each Party shall appoint, within [**] Days from receipt of such notice of dispute, a single representative to handle the dispute. The representatives so designated shall confer as necessary in order to solve such dispute. If these representatives fail to solve the matter within [**] from their appointment, or if a Party fails to appoint a representative within the [**] Day period set forth above, such dispute shall immediately be referred to the Chief Operating Officer (or such other officer as he/she may designate) of each Party who will meet and discuss as necessary in order to try to solve the dispute amicably. Should the Parties fail to reach a resolution under this Section 12.1, the dispute will be referred to a court of competent jurisdiction in accordance with Section 13.15.

12.2	Technical Dispute Resolution.

In the event of a dispute (other than disputes in relation to the matters set out in Sections 6.1(b) and 12.1) between the Parties that is exclusively related to technical aspects of the manufacturing, quality control testing, handling, storage or other activities under this Agreement (a "Technical Dispute"), the Parties shall make all reasonable efforts to resolve the dispute by amicable negotiations. In this regard, senior representatives of each Party shall, as soon as practicable and in any event no later than [**] Days after a written request from either Party to the other, confer in good faith to resolve any Technical Dispute. If, despite such efforts, the Parties are unable to resolve a Technical Dispute within a reasonable time, and in any event within [**] Days of such written request, the Technical Dispute shall, at the request of either Party, be referred for determination to a mutually acceptable expert with experience and expertise in the subject matter of the dispute. The costs and expenses of the expert shall be shared equally by the Parties. In the event that the Parties cannot agree whether a dispute is a Technical Dispute, Section 12.1 shall prevail. For greater certainty, the Parties agree that the release of the Product for sale or distribution pursuant to the applicable marketing approval for such Product shall not by itself indicate compliance by APP with its obligations in respect of the Manufacturing Services and further that nothing in this Agreement shall remove or limit the authority of the relevant qualified person (as specified by the Quality Agreement) to determine whether the Product are to be released for sale or distribution.

ARTICLE 13
MISCELLANEOUS

13.1	Inventions.

(a)
For the term of this Agreement, MDCO hereby grants to APP and to any Subcontractor a non-exclusive, paid-up, royalty-free, non-transferable license of MDCO's Intellectual Property which APP and such Subcontractor must use solely for the purpose of performing the Manufacturing Services.

(b)
All Intellectual Property generated or derived by APP, exclusive of Manufacturing Services Based Intellectual Property, and/or by any Subcontractor in the course of performing the Manufacturing Services, to the extent it is specific to the development, manufacture, use and sale of the Product that is the subject of the Manufacturing Services, shall be the exclusive property of MDCO.

13.2	Intellectual Property.

Subject to Section 13.1, all Intellectual Property of MDCO shall be owned by MDCO and all Intellectual Property of APP or its Affiliates shall be owned by APP. Neither Party has, nor shall it acquire, any interest in any of the other Party's Intellectual Property unless otherwise expressly agreed to in writing signed by an authorized representative of each Party. Each Party agrees not to use any prior Intellectual Property of the other Party, except as specifically authorized by the other Party or as required for the performance of its obligations under this Agreement.

13.3	Insurance.

Each Party shall maintain commercial general liability insurance, including blanket contractual liability insurance covering the obligations of that Party under this Agreement through the term of this Agreement and for a period of 1 (one) year thereafter, which insurance shall afford limits of not less than (i) $[**] for each occurrence for personal injury or property damage liability; and (ii) $[**] in the aggregate per annum with respect to product and completed operations liability. If requested each Party will provide the other with a certificate of insurance evidencing the above and showing the name of the issuing company, the policy number, the effective date, the expiration date and the limits of liability. The insurance certificate shall further provide for a minimum of thirty (30) days' written notice to the insured of a cancellation of, or material change in, the insurance. If a Party is unable to maintain the insurance policies required under this Agreement through no fault on the part of such Party, then such Party shall forthwith notify the other Party in writing and the Parties shall in good faith negotiate appropriate amendments to the insurance provision of this Agreement in order to provide adequate assurances.

13.4	Independent Contractors.

The Parties are independent contractors and this Agreement shall not be construed to create between APP and MDCO any other relationship such as, by way of example only, that of employer-employee, principal agent, joint-venturer, co-partners or any similar relationship, the existence of which is expressly denied by the Parties hereto.

13.5	No Waiver.

Either Party's failure to require the other Party to comply with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision of this Agreement, with the exception of Sections 6.1.

13.6	Assignment and Subcontracting.

a)
Neither Party may assign this Agreement or any of its rights or obligations hereunder except with the written consent of the other Party, such consent not to be unreasonably withheld. It is agreed upon between the Parties that APP may arrange for the Manufacturing Services to be performed by the aforementioned Subcontractor.

b)
Notwithstanding the foregoing provisions of this Section 13.6, either Party may assign this Agreement to any of its Affiliates or to a successor to or purchaser of all or substantially all of its business, provided that such assignee executes an agreement with the non-assigning Party hereto whereby it expressly assumes in writing those rights, duties and obligations under this Agreement and this Agreement itself and the assignee is a financially capable business entity.

c)
Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Any assignment or transfer in contravention of the terms of this Agreement shall be null and void.

13.7Force Majeure.

Neither Party shall be liable for the failure to perform its obligations under this Agreement if such failure is occasioned by a cause or contingency beyond such Party's reasonable control, including, but not limited to, strikes or other labour disturbances, lockouts, riots, quarantines, communicable disease outbreaks, wars, acts of terrorism, fires, floods, storms, interruption of or delay in transportation, defective equipment, lack of or inability to obtain fuel, power or components or compliance with any order or regulation of any government entity acting within colour of right (a "Force Majeure Event"). A Party claiming a right to excused performance under this Section 13.7 shall immediately notify the other Party in writing of the extent of its inability to perform, which notice shall specify the occurrence beyond its reasonable control that prevents such performance. Neither Party shall be entitled to rely on a Force Majeure Event to relieve it from an obligation to pay money (including any interest for delayed payment) which would otherwise be due and payable under this Agreement.

13.8	Notices.

Any notice, approval, instruction or other written communication required or permitted hereunder shall be sufficient if made or given to the other Party by personal delivery, by facsimile (fax) communication, or confirmed receipt email or by sending the same by first class mail, postage prepaid to the respective addresses or facsimile (fax) numbers or electronic mail addresses set forth below:

If to MDCO:
The Medicines Company
8 Sylvan Way
Parsippany, NJ 07054
Attention: Mr. Paul Antinori
Senior Vice President and General Counsel
Facsimile (fax) number: 862-207-6062
Email address: Paul.Antinori@themedco.com

If to MDCO (for accounting purposes):
The Medicines Company
8 Sylvan Way

Parsippany, NJ 07054
Attention: Mr. Bill O'Connor
Chief Accounting Officer
Facsimile (fax) number: 862-207-6094
Email address: Bill.O'Connor@themedco.com

If to APP Pharmaceuticals, LLC:
APP Pharmaceuticals, LLC
1501 East Woodfield Road
Suite 300 East
Schaumburg, Illinois 60173
Attn: General Counsel
Fax: 847-413-2670

or to such other addresses, facsimile numbers or electronic mail addresses provided to the other Party in accordance with the terms of this Section 13.8. Notices or written communications made or given by personal delivery, facsimile or electronic mail shall be deemed to have been sufficiently made or given when sent (receipt acknowledged), or if mailed, five (5) days after being deposited in the European Union mail, postage prepaid or upon receipt, whichever is sooner.

13.9	Severability.

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct. The Parties shall endeavor, in due form, to replace the invalid or void provision with a new provision or to fill the gap with a provision which best enables the economic purpose pursued to be achieved.

13.10	Entire Agreement.

This Agreement, together with the Quality Agreement, constitutes the full, complete, final and integrated agreement between the Parties hereto relating to the subject matter hereof and supersedes all previous written or oral negotiations, commitments, agreements, transactions or understandings with respect to the subject matter hereof. Any modification, amendment or supplement to this Agreement must be in writing and signed by authorized representatives of both Parties. In case of conflict, the prevailing order of documents shall be this Agreement and then the Quality Agreement except in matters pertaining to product quality, GMP and regulatory responsibilities, in which case the Quality Agreement will prevail. THE TERMS OF ANY PURCHASE ORDER, ACKNOWLEDGMENT OR SIMILAR STANDARDIZED FORM GIVEN OR RECEIVED IN THE CONTEXT OF THE SUBJECT MATTER OF THIS AGREEMENT WHICH ARE IN ADDITON TO OR INCONSISTENT WITH THE TERMS OF THIS AGREEMENT WILL HAVE NO EFFECT AND SUCH TERMS AND CONDITIONS ARE HEREBY EXPRESSLY EXCLUDED.

13.11	Other Terms.

No terms, provisions or conditions of any purchase order or other business form or written authorization used by MDCO or APP will have any effect on the rights, duties or obligations of the Parties under or otherwise modify this Agreement, regardless of any failure of MDCO or APP to object to such terms, provisions, or conditions unless such document specifically refers to this Agreement and is signed by both Parties.

13.12	No Third Party Benefit or Right.

For greater certainty, nothing in this Agreement shall confer or be construed as conferring on any third party any benefit or the right to enforce any express or implied term of this Agreement.

13.13	Execution in Counterparts.

This Agreement may be executed in two or more counterparts, by original or facsimile signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.14	Use of MDCO Name

APP shall not make any use of MDCO's name, trademarks or logo or any variations thereof, alone or in connection with any other word or words, without the prior written consent of MDCO, which consent shall not be unreasonably withheld.

13.15	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws provisions thereof. All Parties hereby consent to, and will not dispute or contest, the jurisdiction and venue of the federal and state courts of the State of Delaware, for purposes of any action or proceeding to enforce the terms and conditions of this Agreement.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this Agreement as of the date first written above.

APP PHARMACEUTICALS, LLC
by _/s/ J.R. Ducker____________
J.R. Ducker
President and CEO
THE MEDICINES COMPANY
by _/s/ Glenn Sblendorio__________
Glenn Sblendorio, EVP and CFO

SCHEDULE A
MINIMUM RUN QUANTITY, AND Price
A) MINIMUM RUN QUANTITY

PRODUCT	MINIMUM RUN QUANTITY
Angiomax®	*
B) PRICE

Product	Fill Volume	Vial size	Batch size proposed	Unit Total Price
Angiomax®	250 mg	10 ml	[**] vials	$[**] per vial
* To be determined by the Parties in good faith prior to the Initial Supply Term.

SCHEDULE B

STABILITY TESTING activities
APP and MDCO shall agree in writing on any stability testing to be performed by APP in connection with the Product. Such agreement shall specify the commercial and Product stability protocols applicable to the stability testing.

SCHEDULE C
ACTIVE MATERIALS

Active Materials
Bivalirudin

SCHEDULE D
DEVELOPMENT COSTS AND EXPENSES

Transfer Expense	Cost per Unit	Units	Total
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]		Total	$[**]

[**]			$[**]

SCHEDULE E
CAPITAL EXPENDITURES

CapEx	Cost per Unit	Units	Total
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
		Total	$[**]

[**]			$[**]